UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 28, 2005

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2165 Technology Drive
Schenectady, NY 12308
(Address and zip code of principal executive offices)

(518) 346-7799
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01	Regulation FD Disclosure

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Information

Authentidate Holding Corp. (“Authentidate”) held its Annual Meeting of shareholders on January 20, 2005. At the Annual Meeting, shareholders were requested to vote on the election of the following eight directors, each of whom was elected by the shareholders: Surendra B. Pai; J. Edward Sheridan; Charles J. Johnston; J. David Luce; F. Ross Johnson; John J. Waters; Roger O. Goldman; and Ranjit C. Singh.

Subsequent to the Annual Meeting, the Board of Directors of Authentidate appointed Mr. F. Ross Johnson as Chairman of the Board of Directors and reorganized its three substantive Board committees as follows:

Audit Committee:

Roger O. Goldman, Chairman
J. Edward Sheridan (Audit Committee Financial Expert)
Ranjit C. Singh
J. David Luce

Nominating and Corporate Governance Committee:

Charles C. Johnston, Chairman
F. Ross Johnson
J. David Luce
Ranjit C. Singh

Management Resources and Compensation Committee:

J. Edward Sheridan, Chairman
Charles C. Johnston
J. David Luce

A press release announcing this information, among other matters, was issued by Authentidate on January 28, 2005. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	FINCANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed or furnished herewith:

99.1	Press Release dated January 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:/s/ Surendra Pai

Name: Surendra Pai
Title: Chief Executive Officer and President
Date: January 28, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 28, 2005